Exhibit 99.1

POTBELLY CORPORATION

REPORTS RESULTS FOR THIRD QUARTER 2013

Chicago, IL November 12, 2013 – Potbelly Corporation (NASDAQ: PBPB) today reported unaudited financial results for the fiscal 2013 third quarter ended September 29, 2013.

Key highlights for the thirteen weeks ended September 29, 2013 compared to the thirteen weeks ended September 23, 2012 include:

•	Total revenues increased 11.7% to $78.0 million from $69.9 million.

•	Nine new shops opened, including eight company-operated shops and one franchised shop, during the fiscal third quarter.

•	Company-operated comparable store sales increased 2.5% for the fiscal third quarter.

•	GAAP net income attributable to Potbelly Corporation was $2.2 million compared to $2.5 million during the same fiscal period of 2012. [1]

•	Adjusted EBITDA increased 24.9% to $10.0 million, compared to $8.0 million during the same fiscal period of 2012.

•	Adjusted net income attributable to Potbelly Corporation increased 26.7% to $3.2 million, or $0.15 per diluted share, compared to $2.5 million, or $0.12 per diluted share, in the same fiscal period of 2012.[1]

Key highlights for the thirty-nine weeks ended September 29, 2013 compared to the thirty-nine weeks ended September 23, 2012 include:

•	Total revenues increased 11.7% to $225.0 million from $201.4 million.

•	Twenty-nine new shops opened, including twenty-five company-operated shops and four franchised shops, during the first three fiscal quarters of 2013.

•	Company-operated comparable store sales increased 1.8% for the first three fiscal quarters.

•	GAAP net income attributable to Potbelly Corporation was $4.9 million compared to $5.6 million during the same fiscal period of 2012. [1]

•	Adjusted EBITDA increased 14.2% to $26.2 million, compared to $22.9 million during the same fiscal period of 2012.

•	Adjusted net income attributable to Potbelly Corporation increased 6.6% to $6.2 million, or $0.29 per diluted share, compared to $5.8 million, or $0.28 per diluted share in the same fiscal period of 2012. [1]

[1]	The thirteen and thirty-nine week periods ended September 29, 2013 reflect an increase in the effective tax rate when compared to the prior periods as a result of a release of a full valuation allowance against our deferred tax assets in the fiscal fourth quarter of 2012. For the thirteen weeks ended September 29, 2013 and September 23, 2012, our effective tax rate was 29.4% and 3.2%, respectively. For the thirty-nine weeks ended September 29, 2013 and September 23, 2012, our effective tax rate was 36.0% and 12.1%, respectively.

“We are pleased with our third quarter results. This was our first quarter of reporting as a public company and it was important that we achieved the growth results in line with our long-term targets. Our adjusted net income growth of 26.7% was a result of continued top and bottom line growth in our comparable shops, while opening nine new shops system-wide during the quarter. Additionally, as a result of our IPO, we have significant excess cash to fund our growth. We are very grateful to everyone who helped us in this effort, including our employees, investors and advisors. We view the IPO as a significant milestone, but not a destination. Our focus remains on operating the business and delivering long-term shareholder value,” said Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly Corporation.

Initial Public Offering

On October 9, 2013, we completed our initial public offering (“IPO”) of 8,625,000 shares of common stock at a price of $14.00 per share, which included 1,125,000 shares of common stock issued upon the exercise in full of the underwriters’ option to purchase additional shares. The Company sold 8,474,869 shares of common stock and certain stockholders sold 150,131 shares of common stock.

The Company received net proceeds from the offering of approximately $108.8 million, after deducting the underwriting discount and other estimated offering expenses. The Company used the net proceeds received from the sale of its shares to pay a previously-declared cash dividend of $49.9 million on shares outstanding on October 8, 2013 and also to repay borrowings of approximately $14.0 million under its senior credit facility. The Company intends to use the remaining proceeds for working capital and general corporate purposes.

2013 Outlook

For the full fiscal year of 2013, management currently expects adjusted net income to range between $7.5 – $8.1 million. This guidance is based, in part, on the following assumptions for fiscal year 2013:

•	Total revenues of $300 - $303 million;

•	40 – 42 total new shop openings;

•	Low single-digit company-operated comparable store sales growth, adjusted for the 53rd week holiday shift;

•	An expected effective tax rate that is not expected to exceed 38.0%; and

•	Comparable adjustments to net income as discussed in the “Reconciliation of Non-GAAP financial measures to GAAP financial measures.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. EST today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, November 12, 2013
Time:	5:00 p.m. EST
Dial-In #:	855-599-4644 U.S. & Canada
678-304-6836 International
Confirmation code:	90341264

Alternatively, the conference call will be available via webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 9:00 p.m. EST on Tuesday, November 12, 2013 through midnight EST on Tuesday, November 26, 2013. To access the replay, please call 855-859-2056 (U.S. & Canada) or 404-537-3406 (International) and enter confirmation code 90341264. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” As of September 29, 2013, the Company owns and operates 288 shops located in 18 states and the District of Columbia and our franchisees operate seven shops domestically and twelve in the Middle East. Please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•	Revenues – represent net company-operated sandwich shop sales and our franchise royalties and fees. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of royalty income from the franchisee and a one-time shop opening fee.

•	Company-operated comparable store sales growth – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.

•	Adjusted EBITDA – represents net income (loss) before depreciation and amortization expense, interest expense, provision for income taxes and pre-opening costs, adjusted to eliminate the impact of other items, including certain non-cash as well as certain other items that we do not consider representative of our ongoing operating performance.

•	Adjusted net income – represents net income (loss), excluding one-time costs related to the initial public offering as well as impairment, gain or loss on disposal of property and equipment and store closure expense.

•	Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to convey supplemental information to investors regarding the Company’s performance excluding the impact of certain non-cash charges, costs associated with our IPO and other special items that affect the comparability of results in past quarters, expected in future quarters and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission (“SEC”). The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the Non-GAAP financial measures, please see the Reconciliation of Non-GAAP financial measures to GAAP financial measures table in the press release.

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included in our final prospectus filed on October 4, 2013, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements.

# # #

Contact:	Investor Relations

Investors@Potbelly.com
312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis - Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended				For the 39 Weeks Ended
	September 29, 2013		September 23, 2012		September 29, 2013		September 23, 2012
Revenues
Sandwich shop sales, net	$77,747	99.6%	$69,659	99.7%	$224,214	99.7%	$200,853	99.7%
Franchise royalties and fees	274	0.4%	210	0.3%	737	0.3%	553	0.3%

Total Revenues	78,021	100.0%	69,869	100.0%	224,951	100.0%	201,406	100.0%

Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	23,014	29.5%	20,238	29.0%	65,767	29.2%	58,389	29.0%
Labor and related expenses	21,223	27.2%	19,778	28.3%	62,217	27.7%	56,618	28.1%
Occupancy expenses	9,295	11.9%	8,135	11.6%	26,826	11.9%	22,885	11.4%
Other operating expenses	7,946	10.2%	7,317	10.5%	23,058	10.3%	20,767	10.3%
General and administrative expenses	8,293	10.6%	6,874	9.8%	24,298	10.8%	22,542	11.2%
Depreciation expense	4,460	5.7%	4,080	5.8%	13,284	5.9%	11,633	5.8%
Pre-opening costs	364	0.5%	630	0.9%	1,083	0.5%	1,760	0.9%
Impairment and loss on disposal of property and equipment	250	0.3%	—	0.0%	329	0.1%	78	0.0%

Total Expenses	74,845	95.9%	67,052	96.0%	216,862	96.4%	194,672	96.7%

Income from operations	3,176	4.1%	2,817	4.0%	8,089	3.6%	6,734	3.3%
Interest expense	97	0.1%	176	0.3%	330	0.1%	427	0.2%
Other expense	—	0.0%	4	0.0%	2	0.0%	6	0.0%

Income before income taxes	3,079	3.9%	2,637	3.8%	7,757	3.4%	6,301	3.1%
Income tax expense	905	1.2%	84	0.1%	2,792	1.2%	765	0.4%

Net income	2,174	2.8%	2,553	3.7%	4,965	2.2%	5,536	2.7%
Net income (loss) attributable to non-controlling interest	9	0.0%	5	0.0%	24	0.0%	(35)	0.0%

Net income attributable to Potbelly Corporation	2,165	2.8%	2,548	3.6%	4,941	2.2%	5,571	2.8%
Dividend declared to common and preferred stockholders	(49,854)	-63.9%	—	0.0%	(49,854)	-22.2%	—	0.0%
Accretion of redeemable convertible preferred stock to maximum redemption value	(4,796)	-6.1%	(5,545)	-7.9%	(15,097)	-6.7%	(13,887)	-6.9%

Net loss attributable to common stockholders	$(52,485)	-67.3%	$(2,997)	-4.3%	$(60,010)	-26.7%	$(8,316)	-4.1%

Net income (loss) per common share attributable to common stockholders:
Basic	$(12.29)		$(0.75)		$(14.12)		$(2.09)
Diluted	$(12.29)		$(0.75)		$(14.12)		$(2.09)
Weighted average shares outstanding
Basic	4,268,953		3,972,873		4,250,819		3,972,873
Diluted	4,268,953		3,972,873		4,250,819		3,972,873

Potbelly Corporation

Reconciliation of Non-GAAP financial measures to GAAP financial measures - Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 29, 2013	September 23, 2012	September 29, 2013	September 23, 2012
Net income attributable to Potbelly Corporation, as reported	$2,165	$2,548	$4,941	$5,571
One-time costs associated with initial public offering, net of tax (1)	909	—	1,048	—
Impairment & closures, net of tax (2)	154	—	207	244

Adjusted net income attributable to Potbelly Corporation	$3,228	$2,548	$6,196	$5,815

Net income attributable to Potbelly Corporation per share, basic	$0.51	$0.64	$1.16	$1.40
Net income attributable to Potbelly Corporation per share, diluted	$0.10	$0.12	$0.23	$0.27
Adjusted net income attributable to Potbelly Corporation per share, basic	$0.76	$0.64	$1.46	$1.46
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.15	$0.12	$0.29	$0.28
Shares used in computing adjusted net income attributable to Potbelly Corporation: (3)
Basic	4,268,953	3,972,873	4,250,819	3,972,873
Diluted	21,131,412	20,729,029	21,059,983	20,708,276

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 29, 2013	September 23, 2012	September 29, 2013	September 23, 2012
Net income attributable to Potbelly Corporation, as reported	$2,165	$2,548	$4,941	$5,571
Depreciation expense	4,460	4,080	13,284	11,633
Interest expense	97	176	330	427
Income tax expense (benefit)	905	84	2,792	765
Impairment and closures (2)	250	—	337	265
Pre-opening costs (4)	364	630	1,083	1,760
Stock-based compensation (5)	1,228	427	2,370	2,320
Costs associated with an initial public offering (6)	566	89	1,061	199

Adjusted EBITDA	$10,035	$8,034	$26,198	$22,940

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 29, 2013	September 23, 2012	September 29, 2013	September 23, 2012
Income (loss) from operations	$3,176	$2,817	$8,089	$6,734
Less: Franchise royalties and fees	274	210	737	553
General and administrative expenses	8,293	6,874	24,298	22,542
Depreciation expense	4,460	4,080	13,284	11,633
Pre-opening costs	364	630	1,083	1,760
Impairment and loss on disposal of property and equipment	250	—	329	78

Shop - level profit [Y]	$16,269	$14,191	$46,346	$42,194

Total Revenues	$78,021	$69,869	$224,951	201,406
Less: Franchise royalties and fees	274	210	737	553

Sandwich shop sales, net [X]	$77,747	$69,659	$224,214	$200,853

Shop - level profit margin [Y divided by X]	20.9%	20.4%	20.7%	21.0%

(1)	Includes one-time costs associated with our initial public offering, which closed on October 9, 2013 subsequent to our fiscal quarter-end. These costs primarily consist of stock compensation, legal and accounting fees.
(2)	Includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses.

(3)	Subsequent to our fiscal quarter-end on October 9, 2013, we completed our IPO of 8,625,000 shares of common stock at a price of $14.00 per share, which included 1,125,000 shares of common stock issued upon the exercise in full of the underwriters’ option to purchase additional shares. The Company sold 8,474,869 shares of common stock and certain stockholders sold 150,131 shares of common stock. In accordance with ASC 260, Earnings Per Share, we will include the additional shares as a result of the offering in the shares used in computing adjusted net income attributable to Potbelly Corporation weighted for the portion of the period that they were outstanding.
(4)	Pre-opening costs are expensed as incurred and primarily consist of manager salaries and training, travel, employee payroll, and related training costs incurred prior to the opening of a restaurant, as well as occupancy costs incurred from when we take site possession to shop opening.
(5)	The Company accounts for its stock-based employee compensation in accordance with ASC 718, Stock Based Compensation. For stock options granted without performance conditions, the Company records stock compensation expense on a straight-line basis over the vesting period based on the grant-date fair value of the option, determined using the Black-Scholes option pricing valuation model.
(6)	Includes one-time costs associated with our public offering and ongoing public company costs. These costs primarily consist of legal and accounting fees.

Potbelly Corporation

Consolidated Selected Operating Data - Unaudited

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 29, 2013	September 23, 2012	September 29, 2013	September 23, 2012
Restaurant Activity:
Company-operated shops, end of period	288	257	288	257
Franchise shops, end of period	19	13	19	13
Revenue Data:
Company-operated comparable store sales growth	2.5%	2.2%	1.8%	3.9%